Fidelity Bond Renewal - Premium Allocation Policy Term 9/1/2007-9/1/2008	Exhibit 2A

Combined Premium for $35,000,000	$117,448.00
Allocation: 25% PEPCO	29,362.00
24% Investment Advisors	28,187.52	[SEE BELOW]
1% non Fund Managers	1,174.48	[SEE BELOW]
50% Mutual Funds	58,724.00	[SEE DISTRIBUTION BELOW]
	117,448.00

FUND	Gross Assets as of 8/31/07	% of Total	Allocated Premium
Phoenix Adviser Trust	1,164,221,182	0.041926798	2,462.11
Phoenix Asset Trust (fka Phoenix-Kayne Funds)	144,619,255	0.005208136	305.84
Phoenix Edge Series Fund	2,609,557,464	0.093977322	5,518.72
Phoenix Equity Series Fund	267,920,650	0.009648558	566.60
Phoenix Equity Trust	1,201,375,713	0.043264835	2,540.68
Phoenix Insight Funds Trust	9,621,133,565	0.34648341	20,346.89
Phoenix Investment Series Fund	295,802,618	0.010652664	625.57
Phoenix Investment Trust 06 (fka Phoenix-Engemann)	253,970,954	0.009146191	537.10
Phoenix Investment Trust 97	208,615,159	0.007512804	441.18
Phoenix Institutional Mutual	125,195,832	0.004508645	264.77
Phoenix Multi-Portfolio Fund	100,124,251	0.003605749	211.74
Phoenix Opportunities Trust	3,962,730,375	0.14270879	8,380.43
Phoenix PHOLIOs	373,962,358	0.01346741	790.86
Phoenix Series Fund	1,637,931,445	0.058986404	3,463.92
Phoenix Strategic Equity Series Fund	190,662,388	0.006866276	403.22
Duff & Phelps Utility and Corporate Bond Trust, Inc.	508,158,212	0.018300171	1,074.66
DNP Select Income Fund, Inc.	3,899,772,030	0.140441488	8,247.29
DTF Tax Free Income, Inc.	200,402,342	0.007217038	423.81
The Zweig Fund, Inc.	430,287,187	0.015495822	909.98
The Zweig Total Return Fund, Inc.	571,505,749	0.02058149	1,208.63
	27,767,948,728	1.00	58,724.00

Investment Advisor	Gross (Fund) Assets as of 8/31/07	% of Total	Allocated Premium
Phoenix Investment Counsel Inc.	14,298,824,490	0.514939891	14,514.88
Duff & Phelps Investment Mngmnt Co.	6,114,941,548	0.220215818	6,207.34
Engemann Asset Management	253,970,954	0.009146191	257.81
SCM Advisors, LLC	657,939,353	0.023694201	667.88
Phoeinx Variable Advisors	1,535,067,347	0.055281986	1,558.26
Phoenix/Zweig Advisors LLC	1,001,792,936	0.036077311	1,016.93
Euclid Advisers	302,015,808	0.010876418	306.58
Kayne Anderson Rudnick Investment Management	181,397,481	0.006532621	184.14
Goodwin Capital Advisers, Inc.	3,421,998,812	0.123235564	3,473.70
TOTAL	27,767,948,729	100.00%	28,187.52

1% ($1,174.48) Distributed Equally To:	Phoenix Investment Partners, Ltd.
$1,174.48/4 = 293.62	Pasadena Capital Corp.
PXP Securities Corp.
Rutherford Financial Corp.; Walnut Asset Mngmnt; Rutherford, Brown & Catherwood